Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 29, 2019) pertaining to the Employees' Benefit Plans of StoneCo Ltd. of our report dated March 15, 2019, with respect to the consolidated financial statements of StoneCo Ltd., included in its Current Report (Form 6-K/A dated March 29, 2019) for the year ended December 31, 2018, filed with the Securities and Commission.

/s/ ERNST & YOUNG Auditores Independentes S.S.

São Paulo, Brazil

March 29, 2019